                                                                Exhibit 99.1

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                   Providence and Worcester Railroad Company
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Contact:   Mary Tanona

75   Hammond Street
Worcester, MA  01610

Phone  (508) 755-4000, ext. 365
Fax  (508) 795-0748

Press Release

                    Providence and Worcester Railroad Company
                        Announces Death of Its President

     Worcester, MA, November 22, 2005, Providence and Worcester Railroad Company
(AMEX:   "PWX")  announced  that  its  president,   Orville  R.  Harrold,   died
unexpectedly  today.  Robert H. Eder, P&W's Chairman and C.E.O., is assuming Mr.
Harrold's  duties  pending an election of a President by the Company's  board of directors.

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This release contains "forward-looking statements" within the meaning of section
21E  of  the   Securities   and  Exchange  Act  of  1934,   as  amended.   These
forward-looking  statements  represent the  Company's  present  expectations  or beliefs  concerning future events. The Company cautions that such statements are necessarily  based on  certain  assumptions  which  are  subject  to  risks  and uncertainties,  including,  but not  limited  to,  changes in  general  economic condition,  and changing  competition which could cause actual results to differ materially  from  those  indicated  herein.  Further  information  on these risk factors is included in the Company's  filings with the  Securities  and Exchange
Commission.

Contact Person:   P&W:                       Mary A. Tanona
                                            (508) 755-4000 (x365)